J.P. MORGAN MUTUAL FUND SERIES
J.P. MORGAN INSTITUTIONAL FUNDS

AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION
(Agreement) is made as of this 22nd day of
November, 2004, by and between J.P. Morgan
Mutual Fund Series, a Massachusetts business
trust (Successor Trust), with its principal
place of business at 522 Fifth Avenue, New
York, New York 10036, on behalf of each of
its series listed in Exhibit A attached
hereto (each a Successor Fund), and J.P.
Morgan Institutional Funds, a Massachusetts
business trust (Predecessor Trust), with its
principal place of business at 522 Fifth
Avenue, New York, New York 10036, on behalf
of each of its series listed in Exhibit A
attached hereto (each a Predecessor Fund).
WHEREAS, each of the Predecessor Funds is a
series of the Predecessor Trust, an open-end,
investment company of the management type
registered pursuant to the Investment Company
Act of 1940, as amended (1940 Act), which
has been organized as a Massachusetts
business trust;
WHEREAS, each of the Successor Funds has
been organized as series of the Successor
Trust, a Massachusetts business trust, in
order to continue the business and operations
of the corresponding Predecessor Fund;
WHEREAS, each Successor Fund currently has no
assets and has carried on no business
activities prior to the date first shown above
and will have had no assets and will have
carried on no business activities prior to the
consummation of the transaction described herein;
WHEREAS, this Agreement is intended to be and
is adopted as a plan of reorganization and
liquidation within the meaning of Section 368(a)
(1) of the United States Internal Revenue Code
of 1986, as amended (Code);
WHEREAS, the contemplated reorganization and
liquidation will consist of (1) the sale,
assignment, conveyance, transfer and delivery of
all of the property and assets of each of the
Predecessor Funds to the corresponding Successor
Fund in exchange solely for classes of shares of
beneficial interest of such Successor Fund
(Successor Fund Shares) corresponding to the
classes of shares of beneficial interest of such
Predecessor Fund (Predecessor Fund Shares), as
described herein, (2) the assumption by such
Successor Fund of all liabilities of the
corresponding Predecessor Fund, and (3) the
distribution of the Successor Fund Shares to the
shareholders of each corresponding Predecessor
Fund, as provided herein (Reorganization), all
upon the terms and conditions hereinafter set
forth in this Agreement;
WHEREAS, each Predecessor Fund currently owns
securities that are substantially similar to
those in which the corresponding Successor
Fund is permitted to invest;
WHEREAS, the Trustees of Successor Trust have
determined, with respect to each Successor
Fund, that the sale, assignment, conveyance,
transfer and delivery of all of the property
and assets of the corresponding Predecessor
Fund for Successor Fund Shares and the
assumption of all liabilities of such
Predecessor Fund by the corresponding Successor
Fund is in the best interests of each
Successor Fund;
WHEREAS, the Trustees of the Predecessor Trust
have determined, with respect to each Predecessor
Fund, that the sale, assignment, conveyance,
transfer and delivery  of all of the property
and assets of such Predecessor Fund for Successor
Fund Shares and the assumption of all liabilities
of such Predecessor Fund by the corresponding
Successor Fund pursuant to this Agreement is in
the best interests of the Predecessor Trust, each
of the Predecessor Funds and its shareholders and
that the interests such shareholders will not be
diluted as a result of this transaction; and
NOW, THEREFORE, in consideration of the premises
and of the covenants and agreements hereinafter
set forth, the parties hereto covenant and agree
as follows:
1.	TRANSFER OF ASSETS OF EACH PREDECESSOR
FUND TO THE CORRESPONDING SUCCESSOR FUND IN
EXCHANGE FOR SUCCESSOR FUND SHARES, THE
ASSUMPTION OF ALL PREDECESSOR FUND LIABILITIES
AND THE LIQUIDATION OF THE PREDECESSOR FUND
1.1	Subject to requisite approvals and the
other terms and conditions herein set forth and
on the basis of the representations and
warranties contained herein, Predecessor Trust,
on behalf of each Predecessor Fund, agrees to
sell, assign, convey, transfer and deliver all
of such Predecessor Funds property and assets,
as set forth in paragraph 1.2, to the
corresponding Successor Fund, and Successor
Trust, on behalf of each Successor Fund, agrees
in exchange therefor: (a) to deliver to the
corresponding Predecessor Fund the number of
full and fractional Successor Fund Shares
corresponding to each class of the Predecessor
Fund Shares as of the time and date set forth
in paragraph 3; and (b) to assume all liabilities
of such Predecessor Fund, as set forth in
paragraph 1.3.  Such transactions shall take
place on the date of the closing provided for in
paragraph 3.1 (Closing Date).  Exhibit A
attached hereto shows each Successor Fund and
its classes of shares of beneficial interest and
the corresponding Predecessor Fund and its
classes of shares of beneficial interest.
(Throughout this Agreement, the term Successor
Fund Shares should be read to include each class
of shares of the applicable Successor Fund, and
each reference to Successor Fund Shares in
connection with a Predecessor Fund should be read
to include each class of beneficial interest of
the corresponding Successor Fund.)
1.2	The property and assets of each Predecessor
Fund to be sold, assigned, conveyed, transferred and
delivered to and acquired by Successor Trust, on
behalf of the corresponding Successor Fund, shall
consist of all assets and property, including,
without limitation, all rights, cash, securities,
commodities and futures interests and dividends or
interests receivable that are owned by such
Predecessor Fund and any deferred or prepaid
expenses shown as an asset on the books of such
Predecessor Fund on the Valuation Date as defined in
paragraph 2.1 (collectively, with respect to each
Predecessor Fund separately, Assets).  The
Predecessor Fund will sell, assign, convey, transfer
and deliver to the Successor Fund any rights, stock
dividends, or other securities received by the
Predecessor Fund after the Closing Date as stock
dividends or other distributions on or with respect
to the property and assets transferred, which rights,
stock dividends, and other securities shall be deemed
included in the property and assets transferred to
the Successor Fund at the Closing Date and shall not
be separately valued, in which case any such
distribution that remains unpaid as of the Closing
Date shall be included in the determination of the
value of the assets of the Predecessor Fund acquired
by the Successor Fund.
1.3	Predecessor Trust, on behalf of each
Predecessor Fund, will make reasonable efforts to
discharge all of its known liabilities and
obligations prior to the Valuation Date.
Successor Trust, on behalf of each Successor Fund,
shall assume all of the liabilities of the
corresponding Predecessor Fund, whether accrued or
contingent, known or unknown, existing at the
Valuation Date (collectively, with respect to each
Predecessor Fund separately, Liabilities).
1.4.	Immediately upon delivery to the
Predecessor Fund of the Successor Fund Shares, the
Predecessor Fund, as the then sole shareholder of
the Successor Fund, shall (a) approve the advisory
agreement with respect to the Successor Fund, and
(b) approve the distribution plan pursuant to Rule
12b-1 under the 1940 Act with respect to each
applicable class of Successor Fund Shares.
1.5	Immediately following the actions
contemplated by paragraph 1.4, the Predecessor
Trust shall take such actions necessary to complete
the liquidation of each Predecessor Fund.  To
complete the liquidation, the Predecessor Trust, on
behalf of the Predecessor Fund, shall (a) distribute
to its shareholders of record with respect to each
class of Predecessor Fund Shares as of the Closing,
as defined in paragraph 3.1 (Predecessor Fund
Shareholders), on a pro rata basis within that
class, the Successor Fund Shares of the
corresponding class received by the Predecessor
Trust, on behalf of the Predecessor Fund, pursuant
to paragraph 1.1 and (b) completely liquidate.
Such liquidation shall be accomplished, with
respect to each class of Predecessor Fund Shares,
by the transfer of the corresponding Successor Fund
Shares then credited to the account of the
Predecessor Fund on the books of the Successor Fund
to open accounts on the share records of the
Successor Fund in the names of the Predecessor Fund
Shareholders.  The aggregate net asset value of
each class of Successor Fund Shares to be so
credited to each corresponding class of Predecessor
Fund Shareholders shall, with respect to each class,
be equal to the aggregate net asset value of the
Predecessor Fund Shares of the corresponding class
owned by Predecessor Fund Shareholders on the
Closing Date.  All issued and outstanding Predecessor
Fund Shares will be canceled on the books of the
Predecessor Fund.  No Successor Fund shall issue
certificates representing any class of Successor
Fund Shares in connection with such exchange.
1.6	Ownership of Successor Fund Shares will be
shown on the books of each Successor Funds
transfer agent.
1.7	Any reporting responsibility of a Predecessor
Fund, including, but not limited to, the
responsibility for filing regulatory reports, tax
returns, or other documents with the Securities and
Exchange Commission (Commission), any state
securities commission, and any federal, state or
local tax authorities or any other relevant
regulatory authority, is and shall remain the
responsibility of such Predecessor Fund.
2.	VALUATION
2.1	The value of the Assets of each Predecessor
Fund shall be determined as of the time for
calculation of its net asset value as set forth in
the then-current prospectus for the Predecessor Fund
on the Closing Date (such time and date being
hereinafter called the Valuation Date), computed
using the valuation procedures set forth in the
then-current prospectus and statement of additional
information, as supplemented, with respect to each
Predecessor Fund and valuation procedures established
by Predecessor Trusts Board of Trustees.
2.2	All computations of value shall be made by
JPMorgan Chase Bank, N.A., in its capacity as fund
accountant for each Predecessor Fund.
3.	CLOSING AND CLOSING DATE
3.1	The Closing Date shall be February 18, 2005,
or such other date as the parties may agree.  All
acts taking place at the closing of the transactions
provided for in this Agreement (Closing) shall be
deemed to take place simultaneously as of the close
of business on the Closing Date unless otherwise
agreed to by the parties.  The close of business on
the Closing Date shall be as of 5:00 p.m., Eastern
Time.  The Closing shall be held at the offices of
Successor Trust or at such other time and/or place
as the parties may agree.
3.2	Predecessor Trust shall direct JPMorgan
Chase Bank, N.A., as custodian for each Predecessor
Fund (Predecessor Fund Custodian), to deliver to
Successor Trust, at the Closing, a certificate of
an authorized officer stating that (i) the Assets
of each Predecessor Fund have been delivered in
proper form to the corresponding Successor Fund
within two business days prior to or on the Closing
Date, and (ii) all necessary taxes in connection
with the delivery of the Assets of each Predecessor
Fund, including all applicable federal and state
stock transfer stamps, if any, have been paid or
provision for payment has been made.  Each
Predecessor Funds portfolio securities represented
by a certificate or other written instrument shall
be presented by the Predecessor Fund Custodian to
JPMorgan Chase Bank, N.A. as the custodian for the
corresponding Successor Fund (Successor Fund Custodian).
Such presentation shall be made for examination no
later than five (5) business days preceding the Closing
Date, and such certificates and other written
instruments shall be transferred and delivered by each
Predecessor Fund as of the Closing Date for the account
of the corresponding Successor Fund duly endorsed in
proper form for transfer in such condition as to
constitute good delivery thereof.  Each Predecessor
Funds Assets held in book-entry form with a
securities depository, as defined in Rule 17f-4 of
the 1940 Act, shall be transferred by the Predecessor
Fund Custodian to the Successor Fund Custodian for
the account of the corresponding Successor Fund as of
the Closing Date by book entry, in accordance with
the customary practices of the Predecessor Fund
Custodian and of each such securities depository.
The cash to be transferred by each Predecessor Fund
shall be delivered by wire transfer of federal funds
on the Closing Date.
3.3	Predecessor Trust shall direct the transfer
agent for each Predecessor Fund (Transfer Agent) to
deliver to Successor Trust at the Closing a
certificate of an authorized officer stating that
its records contain the name and address of each
Predecessor Fund Shareholder and the number and
percentage ownership of each outstanding class of
Predecessor Fund Shares owned by each such
shareholder immediately prior to the Closing.  Each
Successor Fund shall deliver to the Secretary of
the corresponding Predecessor Fund a confirmation
evidencing that (a) the appropriate number of
Successor Fund Shares have been credited to such
Predecessor Funds account on the books of such
Successor Fund pursuant to paragraph 1.1 prior to
the actions contemplated by paragraph 1.4 and (b)
the appropriate number of Successor Fund Shares
have been credited to the accounts of the
Predecessor Fund Shareholders on the books of such
Successor Fund pursuant to paragraph 1.5.  At the
Closing, each Predecessor Fund shall deliver to
the corresponding Successor Fund such bills of
sale, checks, assignments, share certificates, if
any, receipts or other documents as such Successor
Fund or its counsel may reasonably request.
3.4	In the event that on the Valuation Date
(a) the New York Stock Exchange or another primary
trading market for portfolio securities of a
Predecessor Fund (each, an Exchange) shall be
closed to trading or trading thereupon shall be
restricted, or (b) trading or the reporting of
trading on such Exchange or elsewhere shall be
disrupted so that, in the judgment of the Board of
Trustees of Successor Trust and the Board of
Trustees of Predecessor Trust, accurate appraisal
of the value of the net assets of such Predecessor
Fund is impracticable, the Closing Date shall be
postponed until the first Friday (that is also a
business day) after the day when trading shall have
been fully resumed and reporting shall have
been restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1	Except as has been fully disclosed to the
Successor Trust in Schedule 4.1 of this Agreement,
the Predecessor Trust, on behalf of each Predecessor
Fund, represents and warrants to Successor Trust as
follows:
(a)	Each Predecessor Fund is duly established
as a series of the Predecessor Trust, which is a
business trust duly organized, existing and in good
standing under the laws of the Commonwealth of
Massachusetts, with power under the Predecessor
Trusts Declaration of Trust (Charter), to own all
of its Assets and to carry on its business as it is
being conducted as of the date hereof.  Predecessor
Trust is not required to qualify as a foreign trust
or association in any jurisdiction, except in any
jurisdiction in which it has so qualified or in
which a failure to so qualify would not have a
material adverse effect.  Predecessor Trust has all
necessary federal, state and local authorization to
carry on its business as now being conducted and to
fulfill the terms of this Agreement, except as set
forth in paragraph 4.1(c).  The obligations of
Predecessor Trust entered into in the name or on
behalf thereof by any of the Trustees, officers,
employees or agents are made not individually, but
in such capacities, and are not binding upon any
of the Trustees, officers, employees, agents or
shareholders of Predecessor Trust personally, but
bind only the assets of Predecessor Trust and all
persons dealing with any series or fund of
Predecessor Trust, such as the Predecessor Funds,
must look solely to the assets of Predecessor Trust
belonging to such series or fund for the enforcement
of any claims against Predecessor Trust.
(b)	Predecessor Trust is a registered investment
company classified as a management company of the
open-end type, and its registration with the
Commission as an investment company under the 1940
Act, and the registration of each class of
Predecessor Fund Shares under the Securities Act of
1933, as amended (1933 Act), is in full force and
effect.
(c)	No consent, approval, authorization, or
order of any court or governmental authority is
required for the consummation by the Predecessor
Funds of the transactions contemplated herein,
except such as may be required under the 1933 Act,
the Securities Exchange Act of 1934, as amended
(1934 Act), the 1940 Act, state securities laws
and the Hart-Scott-Rodino Act.
(d)	The current prospectus and statement of
additional information of each Predecessor Fund
(true and correct copies of which have been
delivered to the Successor Trust) and each
prospectus and statement of additional
information of each Predecessor Fund used at all
times prior to the date of this Agreement
conforms or conformed at the time of its use in
all material respects to the applicable
requirements of the 1933 Act and the 1940 Act
and the rules and regulations of the Commission
thereunder and does not or did not at the time
of its use include any untrue statement of a
material fact or omit to state any material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances under which they were made, not
materially misleading.
(e)	On the Closing Date, the Predecessor
Trust, on behalf of each Predecessor Fund, will
have good and marketable title to the Assets
and full right, power, and authority to sell,
assign, convey, transfer and deliver such
Assets hereunder free of any liens or other
encumbrances, and upon delivery and payment for
the Assets, the Successor Trust, on behalf of
each corresponding Successor Fund, will acquire
good and marketable title thereto, subject to
no restrictions on the full transfer thereof,
including such restrictions as might arise under
the 1933 Act.
(f)	None of the Predecessor Funds is engaged
currently, and the execution, delivery and
performance of this Agreement will not result,
(i) in a material violation of the Charter or
by-laws of Predecessor Trust or of any agreement,
indenture, instrument, contract, lease or other
undertaking to which the Predecessor Trust, on
behalf of any of the Predecessor Funds, is a
party or by which it is bound, or (ii) the
acceleration of any material obligation, or the
imposition of any material penalty, under any
agreement, indenture, instrument, contract,
lease, judgment or decree to which the
Predecessor Trust, on behalf of any of the
Predecessor Funds, is a party or by which it is
bound.
(g)	All material contracts or other
commitments of the Predecessor Funds (other than
this Agreement, contracts listed in Schedule 4.1
and certain investment contracts, including
options, futures, and forward contracts) will
terminate without liability to the Predecessor
Funds on or prior to the Closing Date.  Each
contract listed in Schedule 4.1 is a valid,
binding and enforceable obligation of each party
thereto (assuming due authorization, execution and
delivery by the other parties thereto) and the
assignment by each Predecessor Fund to the
corresponding Successor Fund of each such contract
will not result in the termination of such
contract, any breach or default thereunder or the
imposition of any penalty thereunder.
(h)	No litigation or administrative
proceeding or investigation of or before any
court or governmental body is presently pending
or, to the Predecessor Trusts knowledge,
threatened against Predecessor Trust, with
respect to any Predecessor Fund or any of its
properties or assets, that, if adversely
determined, would materially and adversely
affect its financial condition or the conduct of
its business.  Predecessor Trust, on behalf of
the Predecessor Funds, knows of no facts which
might form the basis for the institution of such
proceedings and is not a party to or subject to
the provisions of any order, decree or judgment
of any court or governmental body which
materially and adversely affects its business or
its ability to consummate the transactions
herein contemplated.
(i)	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net
Assets, and Schedule of Investments of each of
the Predecessor Funds as included in the most
recent Annual Report to Shareholders for each
of the Predecessor Funds (as to each Predecessor
Fund, the Annual Statement), have been audited
by PricewaterhouseCoopers LLP, Independent
Registered Public Accounting Firm, and are in
accordance with accounting principles generally
accepted in the United States of America (GAAP)
consistently applied, and such statements (true
and correct copies of which have been furnished
to the Successor Trust) present fairly, in all
material respects, the financial condition of
each of the Predecessor Funds as of the date of
the Annual Statements in accordance with GAAP,
and there are no known contingent, accrued or
other liabilities of the Predecessor Funds
required to be reflected on a balance sheet
(including the notes thereto) in accordance
with GAAP as of the date of the Annual
Statements that are not disclosed therein.
The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net
Assets, and Schedule of Investments of each of
the Predecessor Funds, as included or to be
included in the most recent Semi-Annual Report
to shareholders for each of the Predecessor
Funds since the date of the Annual Statements
(as to each Predecessor Fund, the Semi-Annual
Statements) (unaudited), are or will be when
sent to Predecessor Fund shareholders in the
regular course in accordance with GAAP
consistently applied, and such statements
(true and correct copies of which have been
or will be furnished to the Successor Trust)
present or will present fairly, in all
material respects, the financial condition of
each of the Predecessor Funds as of the date
of the Semi-Annual Statements in accordance
with GAAP, and all known contingent, accrued
or other liabilities of the Predecessor Funds
required to be reflected on a balance sheet
(including the notes thereto) in accordance
with GAAP as of such date are or will be
disclosed therein.
(j)	Since the date of the Annual Statement,
there has not been any material adverse change
in each  Predecessor Funds financial condition,
assets, Liabilities or business, other than
changes occurring in the ordinary course of
business, or any incurrence by the Predecessor
Fund of indebtedness, other than indebtedness
incurred in the ordinary course of business in
accordance with the Predecessor Funds
investment restrictions.  For the purposes of
this subparagraph (j), a decline in net asset
value per share of Predecessor Fund Shares due
to declines in market values of securities
held by the Predecessor Fund, the discharge of
Predecessor Funds liabilities, or the
redemption of Predecessor Fund Shares by
shareholders of the Predecessor Fund shall not
constitute a material adverse change.
(k)	On the Closing Date, all federal and
other tax returns, dividend reporting forms,
and other tax-related reports of each of the
Predecessor Funds required by law to have been
filed by such date (including any extensions)
shall have been filed and are or will be
correct in all material respects, and all
federal and other taxes shown as due or
required to be shown as due on said returns
and reports shall have been paid or provision
shall have been made for the payment thereof
and, to the best of the Predecessor Trusts
knowledge, no such return is currently under
audit and no assessment has been asserted
with respect to such returns.
(l)	For each taxable year of its operation
(including the taxable year that includes the
Closing Date), each of the Predecessor Funds
has met the requirements of Subchapter M of
the Code for qualification and treatment as a
regulated investment company, has elected to
be treated as such, and has been eligible to
compute and has computed its federal income
tax under Section 852 of the Code.
(m)	All issued and outstanding Predecessor
Fund Shares are, and on the Closing Date will
be, duly authorized and validly and legally
issued and outstanding, fully paid and
non-assessable by Predecessor Trust and have
been offered and sold in every state,
territory and the District of Columbia in
compliance in all material respects with
applicable registration requirements of all
applicable federal and state securities laws.
All of the issued and outstanding Predecessor
Fund Shares will, at the time of Closing, be
held by the persons and in the amounts set
forth in the records of the Transfer Agent, on
behalf of the Predecessor Fund, as provided in
paragraph 3.3.  None of the Predecessor Funds
have outstanding any options, warrants or other
rights to subscribe for or purchase any of the
Predecessor Fund Shares, nor is there
outstanding any security convertible into any
of the Predecessor Fund Shares.  The
Predecessor Fund will review its assets to
ensure that at any time prior to the Closing
Date its assets do not include any assets that
the Successor Fund is not permitted, or
reasonably believes to be unsuitable for it,
to acquire, including without limitation any
security that, prior to its acquisition by the
Predecessor Fund, is unsuitable for the
Successor Fund to acquire.
(n)	The execution, delivery and
performance of this Agreement, and the
transactions contemplated herein, have been
duly authorized by all necessary action on the
part of the Board of Trustees of Predecessor
Trust and by the approval of the Predecessor
Funds shareholders, as described in paragraph
8.1, and this Agreement constitutes a valid and
binding obligation of the Predecessor Trust, on
behalf of the Predecessor Fund, enforceable in
accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws
relating to or affecting creditors rights and
to general equity principles.
(o)	The Proxy Statement (as defined in
paragraph 5.2), insofar as it relates to the
Predecessor Funds, will on the date thereof
and at all times prior to the conclusion of
the shareholder meeting to which the Proxy
Statement relates (i) not contain any untrue
statement of a material fact or omit to state
a material fact required to be stated therein
or necessary to make the statements therein, in
light of the circumstances under which such
statements were made, not materially misleading
(provided that this representation and warranty
shall not apply to statements in or omissions
from the Proxy Statement made in reliance upon
and in conformity with information that was
furnished by Successor Trust for use therein)
and (ii) comply in all material respects with
the provisions of the 1933 Act, the 1934 Act
and the 1940 Act and the rules and regulations
thereunder.  The information to be furnished
by each of the Predecessor Funds for use in
registration statements and other documents
filed or to be filed with any federal, state
or local regulatory authority (including the
National Association of Securities Dealers,
Inc.), which may be necessary in connection
with the transactions contemplated hereby,
shall be accurate and complete in all material
respects and shall comply in all material
respects with federal securities and other
laws and regulations thereunder applicable
thereto.
4.2	Except as has been fully disclosed
to the Predecessor Trust in Schedule 4.2, the
Successor Trust, on behalf of each Successor
Fund, represents and warrants to the
Predecessor Trust as follows:
(a)	Each Successor Fund is duly
established as a series of the Successor
Trust, which is a business trust duly
organized, existing, and in good standing
under the laws of the Commonwealth of
Massachusetts with the power under Successor
Trusts Declaration of Trust to own all of
its properties and assets and to carry on
its business as contemplated by this
Agreement.  The Successor Trust is not
required to qualify as a foreign trust or
association in any jurisdiction, except in
any jurisdiction in which it has so
qualified or in which a failure to so
qualify would not have a material adverse
effect.  The Trust has all necessary federal,
state and local authorization to carry on
its business as now being conducted and to
fulfill the terms of this Agreement, except
as set forth in paragraph 4.2(b).  The
obligations of Successor Trust entered into
in the name or on behalf thereof by any of
the Trustees, officers, employees or agents
are made not individually, but in such
capacities, and are not binding upon any of
the Trustees, officers, employees, agents or
shareholders of Successor Trust personally,
but bind only the assets of Successor Trust
and all persons dealing with any series or
fund of Successor Trust, such as the
Successor Funds, must look solely to the
assets of Successor Trust belonging to such
series or fund for the enforcement of any
claims against Successor Trust.
(b)	No consent, approval, authorization,
or order of any court or governmental
authority is required for the consummation
by the Successor Funds of the transactions
contemplated herein, except such as may be
required under the 1933 Act, the 1934 Act,
the 1940 Act, state securities laws and
the Hart-Scott-Rodino Act.
(c)	Each Successor Fund currently has
no assets or liabilities and has carried on
no business activities prior to the date
first shown above.  Prior to the Closing
Date, none of the Successor Funds will have
any assets or liabilities or will have
carried on any business activities.
(d) 	None of the Successor Funds is
currently engaged in any activities and the
execution, delivery and performance of this
Agreement will not result, in (i) a
material violation of the Successor Trusts
Declaration of Trust or by-laws or of any
agreement, indenture, instrument, contract,
lease or other undertaking to which the
Successor Trust, on behalf of any of the
Successor Funds, is a party or by which it
is bound, or (ii) the acceleration of any
material obligation, or the imposition of
any material penalty, under any agreement,
indenture, instrument, contract, lease,
judgment or decree to which the Successor
Trust, on behalf of any of the Successor
Funds, is a party or by which it is bound.
(e)	No litigation or administrative
proceeding or investigation of or before
any court or governmental body is presently
pending or, to the Successor Trusts
knowledge, threatened against Successor
Trust, with respect to any of the Successor
Funds or its properties or assets, that, if
adversely determined, would materially and
adversely affect the Successor Funds
financial condition or the conduct of its
business. The Successor Trust, on behalf of
each of the Successor Funds, knows of no
facts which might form the basis for the
institution of such proceedings and is not
a party to or subject to the provisions of
any order, decree or judgment of any court
or governmental body which materially and
adversely affects the Successor Funds
business or its ability to consummate the
transactions herein contemplated.
(f)	Upon consummation of the
Reorganization, all issued and outstanding
Successor Fund Shares will be duly
authorized and validly and legally issued
and outstanding, fully paid and
non-assessable by Successor Trust and will
have been offered and sold in every state,
territory and the District of Columbia in
compliance in all material respects with
applicable registration requirements of
the 1933 Act and other securities laws.
None of the Successor Funds have
outstanding any options, warrants or other
rights to subscribe for or purchase any
Successor Fund Shares, nor is there
outstanding any security convertible into
any Successor Fund Shares.
(g)	The execution, delivery and
performance of this Agreement, and the
transaction contemplated herein, have
been duly authorized by all necessary
action on the part of the Board of
Trustees of the Successor Trust, and this
Agreement constitutes a valid and binding
obligation of Successor Trust, on behalf
of each of the Successor Funds, enforceable
in accordance with its terms, subject, as
to enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws
relating to or affecting creditors rights
and to general equity principles.
(h)	The information to be furnished by
each of the Successor Funds for use in the
registration statements, proxy materials
and other documents that may be necessary
in connection with the transactions
contemplated hereby shall be accurate and
complete in all material respects and shall
comply in all material respects with
federal securities and other laws and
regulations applicable thereto.
(i)	The current prospectus and
statement of additional information of each
Successor Fund (true and correct copies of
which have been delivered to Predecessor
Trust, conforms in all material respects to
the applicable requirements of the 1933 Act
and the 1940 Act and the rules and
regulations of the Commission thereunder
and does not include any untrue statement
of a material fact or omit to state any
material fact required to be stated therein
or necessary to make the statements therein,
in light of the circumstances under which
they were made, not materially misleading.
(j)	To the best knowledge of Successor
Trust, on behalf of each Successor Fund,
the Successor Fund will meet the
requirements of Subchapter M of the Code
for qualification as a regulated investment
company from and including the taxable year
that includes the Closing Date and will be
eligible to, and will, compute its Federal
income tax under Section 852 of the Code.
5.	COVENANTS
Predecessor Trust, on behalf of each
Predecessor Fund, and the Successor Trust,
on behalf of each Successor Fund,
respectively, hereby further covenant
as follows:
5.1	Each Predecessor Fund covenants
that it will operate its business in the
ordinary course between the date hereof
and the Closing Date, it being understood
that such ordinary course of business will
include the declaration and payment of
customary dividends and distributions, and
any other distribution that may be advisable.
5.2	Predecessor Trust will call a
meeting of the shareholders of each
Predecessor Fund to consider and act upon
this Agreement and to take all other action
necessary to obtain approval of the
transactions contemplated herein.  In
addition, the Predecessor Trust will, on
behalf of each Predecessor Fund, prepare,
file with the Commission, and deliver to
the shareholders of such Predecessor Fund
in connection with such meeting a proxy
statement on Schedule 14A (Proxy Statement)
in compliance in all material respects with
the provisions of the 1934 Act and the 1940
Act and the rules and regulations thereunder.
5.3	Each Predecessor Fund covenants that
the Successor Fund Shares to be acquired by
such Predecessor Fund hereunder are not
being acquired for the purpose of making any
distribution thereof, other than in
accordance with the terms of this Agreement.
5.4	Each Predecessor Fund will assist
the corresponding Successor Fund in
obtaining such information as such Successor
Fund reasonably requests concerning the
beneficial ownership of the Predecessor Fund
Shares.
5.5	Subject to the provisions of this
Agreement, each Successor Fund and the
corresponding Predecessor Fund covenant to
take, or cause to be taken, all action, and
do or cause to be done, all things reasonably
necessary, proper or advisable to consummate
and make effective the transactions
contemplated by this Agreement.
5.6	Each Successor Fund will provide to
the corresponding Predecessor Fund such
information regarding such Successor Fund as
may be reasonably necessary for the preparation
of the Proxy Statement in compliance with the
1934 Act and the 1940 Act and the rules and
regulations thereunder.
5.7	Each Successor Fund and the
corresponding Predecessor Fund covenant to use
its reasonable best efforts to fulfill or
obtain the fulfillment of the conditions
precedent to effect the transactions
contemplated by this Agreement as promptly
as practicable.
5.8	The Predecessor Trust, on behalf
of each Predecessor Fund, covenants that it
will, from time to time, as and when reasonably
requested by the Successor Trust, execute and
deliver or cause to be executed and delivered
all such assignments and other instruments and
will take or cause to be taken such further
action as the Successor Trust, on behalf of
such Successor Fund, may reasonably deem
necessary or desirable in order to vest in and
confirm (a) the Predecessor Trusts title to
and possession of the Successor Fund Shares to
be delivered hereunder and (b) the Successor
Trusts title to and possession of all the
Assets and to otherwise to carry out the intent
and purpose of this Agreement.
5.9	Each Successor Fund covenants to use
all reasonable efforts to obtain the approvals
and authorizations required by the 1933 Act, the
1940 Act and such of the state blue sky or
securities laws as may be necessary in order to
operate after the Closing Date.
5.10	  The Successor Trust shall not change
its Declaration of Trust, nor the prospectus or
statement of additional information of the
Successor Fund prior to the Closing so as to
restrict permitted investments for the Successor
Fund prior to the Closing, except as required
by the Commission.
6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF
EACH PREDECESSOR FUND
The obligations of the Predecessor Trust, on
behalf of each Predecessor Fund, to consummate
the transactions provided for herein shall be
subject, at Predecessor Trusts election, to
the performance by the Successor Trust, on
behalf of the corresponding Successor Fund, of
all the obligations to be performed by it
hereunder on or before the Closing Date, and,
in addition thereto, the following further
conditions:
6.1	All representations and warranties of
the Successor Trust, on behalf of such
Successor Fund, contained in this Agreement
shall be true and correct in all material
respects as of the date hereof and, except as
they may be affected by the transactions
contemplated by this Agreement, as of the
Closing Date, with the same force and effect
as if made on and as of the Closing Date.
6.2	The Successor Trust, on behalf of
such Successor Fund, shall have performed all
of the covenants and complied with all of the
provisions required by this Agreement to be
performed or complied with by the Successor
Trust, on behalf of such Successor Fund, on
or before the Closing Date.
6.3	Successor Trust shall have executed
and delivered an assumption of the Liabilities
and all such other agreements and instruments
as Predecessor Trust may reasonably deem
necessary or desirable in order to vest in and
confirm (a) Predecessor Trusts title to and
possession of the Successor Fund Shares to be
delivered hereunder and (b) Successor Trusts
assumption of all of the Liabilities and to
otherwise to carry out the intent and purpose
of this Agreement.
6.4 	The Successor Trust, on behalf of such
Successor Fund, shall have delivered to such
Predecessor Fund a certificate executed in the
name of such Successor Fund by the Successor
Trusts President or Vice President and its
Treasurer or Assistant Treasurer, in a form
reasonably satisfactory to Predecessor Trust
and dated as of the Closing Date, as to the
matters set forth in paragraphs 6.1 and 6.2 and
as to such other matters as Predecessor Trust
shall reasonably request.
6.5	Such Predecessor Fund and such Successor
Fund shall have agreed on the number of full
and fractional Successor Fund Shares to be
issued in connection with the Reorganization
after such number has been calculated in
accordance with paragraph 1.1.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS
OF EACH SUCCESSOR FUND
The obligations of the Successor Trust, on
behalf of each Successor Fund, to complete the
transactions provided for herein shall be
subject, at the Successor Trusts election, to
the performance by the Predecessor Trust, on
behalf of the corresponding Predecessor Fund,
of all of the obligations to be performed by it
hereunder on or before the Closing Date and, in
addition thereto, the following conditions:
7.1	All representations and warranties of
the Predecessor Trust, on behalf of such
Predecessor Fund, contained in this Agreement
shall be true and correct in all material
respects as of the date hereof and, except as
they may be affected by the transactions
contemplated by this Agreement, as of the
Closing Date, with the same force and effect
as if made on and as of the Closing Date.
7.2	The Predecessor Trust, on behalf of
such Predecessor Fund, shall have performed all
of the covenants and complied with all of the
provisions required by this Agreement to be
performed or complied with by the Predecessor
Trust, on behalf of such Predecessor Fund, on
or before the Closing Date.
7.3	The Predecessor Trust shall have
delivered to such Successor Fund a statement of
the Assets and Liabilities, as of the Closing
Date, including a schedule of investments,
certified by the Treasurer of the Predecessor
Trust.  Predecessor Trust shall have executed
and delivered all such assignments and other
instruments of transfer as Successor Trust may
reasonably deem necessary or desirable in order
to vest in and confirm (a) Predecessor Trusts
title to and possession of the Successor Fund
Shares to be delivered hereunder and (b)
Successor Trusts title to and possession of
all the Assets and to otherwise to carry out
the intent and purpose of this Agreement.
7.4	The Predecessor Trust, on behalf of
such Predecessor Fund, shall have delivered
to the Successor Trust a certificate executed
in the name of the Predecessor Trust, on
behalf of such Predecessor Fund, and by the
Predecessor Trusts President or Vice
President and its Treasurer or Assistant
Treasurer, in a form reasonably satisfactory
to the Successor Trust and dated as of the
Closing Date, as to the matters set forth in
paragraphs 7.1 and 7.2 and as to such other
matters as Successor Trust shall reasonably
request.
7.5	Such Predecessor Fund and such
Successor Fund shall have agreed on the number
of full and fractional Successor Fund Shares
to be issued in connection with the
Reorganization after such number has been
calculated in accordance with paragraph 1.1.
8.	FURTHER CONDITIONS PRECEDENT TO
OBLIGATIONS OF EACH SUCCESSOR FUND AND EACH
CORRESPONDING PREDECESSOR FUND
If any of the conditions set forth below
have not been satisfied on or before the
Closing Date with respect to the Predecessor
Trust, on behalf of each Predecessor Fund, or
the Successor Trust, on behalf of each
Successor Fund, the other party to this
Agreement shall be entitled, at its option,
to refuse to consummate the transactions
contemplated by this Agreement:
8.1	This Agreement and the transactions
contemplated herein shall have been approved
by the requisite vote of the holders of the
outstanding shares of such Predecessor Fund,
in accordance with the provision of the
Charter and by-laws of the Predecessor Trust,
applicable state law and the 1940 Act, and
certified copies of the resolutions evidencing
such approval shall have been delivered to
Successor Trust.  Notwithstanding anything
herein to the contrary, neither the  Successor
Trust nor the Predecessor Trust may waive the
condition set forth in this paragraph 8.1.
8.2	On the Closing Date no action, suit
or other proceeding shall be pending or, to
the Successor Trusts or to the Predecessor
Trusts knowledge, threatened before any court
or governmental agency in which it is sought to
restrain or prohibit, or obtain damages or
other relief in connection with, this Agreement
or the transactions contemplated herein.
8.3	All consents of other parties and all
other consents, orders and permits of federal,
state and local regulatory authorities deemed
necessary by the Successor Trust or the
Predecessor Trust to permit consummation, in
all material respects, of the transactions
contemplated hereby shall have been obtained,
except where failure to obtain any such consent,
order or permit would not involve a risk of a
material adverse effect on the assets or
properties of such Successor Fund or such
Predecessor Fund, provided that either party
hereto may for itself waive any of such
conditions.
8.4	The registration statement with respect
to the Successor Fund Shares under the 1933 Act
shall be effective, and no stop order
suspending the effectiveness of such
registration statement shall have been issued
and, to the best knowledge of the parties hereto,
no investigation or proceeding for that purpose
shall have been instituted or be pending,
threatened or contemplated under the 1933 Act.
8.5	The parties shall have received the
opinion of Dechert LLP dated the Closing Date,
substantially to the effect that, based upon
certain facts, assumptions, and representations
made by the Predecessor Trust, on behalf of each
Predecessor Fund, the Successor Trust, on behalf
of each Successor Fund, and their respective
authorized officers, (i) the transaction
contemplated by this Agreement will constitute
a reorganization within the meaning of Section
368(a) of the Code, and the Successor Fund and
the Predecessor Fund will each be a party to a
reorganization within the meaning of Section
368(b) of the Code; (ii) no gain or loss will
be recognized by the Successor Fund upon receipt
of the Assets in exchange for the Successor Fund
Shares and the assumption by the Successor Fund
of the Liabilities; (iii) the basis in the hands
of the Successor Fund in the Assets will be the
same as the basis of the Predecessor Fund in
the Assets immediately prior to the transfer
thereof; (iv) the holding periods of the Assets
in the hands of the Successor Fund will include
the periods during which the Assets were held
by the Predecessor Fund; (v) no gain or loss
will be recognized by the Predecessor Fund
upon the transfer of the Assets to the
Successor Fund in exchange for the Successor
Fund Shares and the assumption by the Successor
Fund of all of the Liabilities, or upon the
distribution of the Successor Fund Shares by
the Predecessor Fund to its shareholders in
liquidation; (vi) no gain or loss will be
recognized by the Predecessor Fund shareholders
upon the exchange of their Predecessor Fund
Shares for the Successor Fund Shares; (vii)
the aggregate basis of the Successor Fund
Shares that each Predecessor Fund shareholder
receives in connection with the transaction
will be the same as the aggregate basis of
his or her Predecessor Fund Shares exchanged
therefor; (viii) an Predecessor Fund
shareholders holding period for his or her
Successor Fund Shares will be determined by
including the period for which he or she held
the Predecessor Fund Shares exchanged
therefore, provide that he or she held such
Predecessor Fund Shares as capital assets; and
(ix) the Successor Fund will succeed to, and
take into account (subject to the conditions
and limitations specified in Sections 381, 382,
383, and 384 of the Code and the Regulations
thereunder) the items of the Predecessor Fund
described in Section 381(c) of the Code.  The
opinion will not address whether gain or loss
will be recognized with respect to any contracts
subject to Section 1256 of the Code in
connection with the reorganization.  The
delivery of such opinion is conditioned upon
receipt by Dechert LLP of representations it
shall request of the Successor Trust and the
Predecessor Trust.  Notwithstanding anything
herein to the contrary, neither the Successor
Trust nor the Predecessor Trust may waive the
condition set forth in this paragraph 8.5.
8.6	The Assets will include no assets
which the Successor Fund, by reason of
limitations contained in Successor Trusts
Declaration of Trust or of investment
restrictions disclosed in such Successor
Funds current prospectus and statement of
additional information, as supplemented, in
effect on the Closing Date, may not properly
acquire.
9.	INDEMNIFICATION
9.1	The Successor Trust, out of each
Successor Funds assets and property
(including any amounts paid to the Successor
Trust pursuant to any applicable liability
insurance policies or indemnification
agreements) agrees to indemnify and hold
harmless the Predecessor Trust and its
Trustees and officers from and against any
and all losses, claims, damages, liabilities
or expenses (including, without limitation,
the payment of reasonable legal fees and
reasonable costs of investigation) to which
the corresponding Predecessor Fund may become
subject, insofar as such loss, claim, damage,
liability or expense (or actions with respect
thereto) arises out of or is based on (a) any
breach by the Successor Fund of any of its
representations, warranties, covenants or
agreements set forth in this Agreement or (b)
any act, error, omission, neglect,
misstatement, materially misleading statement,
breach of duty or other act wrongfully done or
attempted to be committed by the Successor
Trust or its Trustees or officers prior to the
Closing Date, provided that such
indemnification by the Successor Trust (or the
Successor Fund) is not (a) in violation of any
applicable law or (b) otherwise prohibited as
a result of any applicable order or decree
issued by any governing regulatory authority
or court of competent jurisdiction.
9.2	The Predecessor Trust, out of each
Predecessor Funds assets and property
(including any amounts paid to the Predecessor
Trust pursuant to any applicable liability
insurance policies or indemnification
agreements) agrees to indemnify and hold
harmless the Successor Trust and its Trustees
and officers from and against any and all
losses, claims, damages, liabilities or
expenses (including, without limitation, the
payment of reasonable legal fees and
reasonable costs of investigation) to which
the corresponding Successor Fund may become
subject, insofar as such loss, claim, damage,
liability or expense (or actions with respect
thereto) arises out of or is based on (a) any
breach by the Predecessor Fund of any of its
representations, warranties, covenants or
agreements set forth in this Agreement or (b)
any act, error, omission, neglect, misstatement,
materially misleading statement, breach of duty
or other act wrongfully done or attempted to be
committed by the Predecessor Trust or its
Trustees or officers prior to the Closing Date,
provided that such indemnification by the
Predecessor Trust (or the Predecessor Fund) is
not (a) in violation of any applicable law or
(b) otherwise prohibited as a result of any
applicable order or decree issued by any
governing regulatory authority or court of
competent jurisdiction.
10.	BROKERAGE FEES AND EXPENSES
10.1	The Successor Trust, on behalf of each
Successor Fund, and the Predecessor Trust, on
behalf of each Predecessor Fund, represent and
warrant to each other that there are no
brokers or finders entitled to receive any
payments in connection with the transactions
provided for herein.
10.2	The expenses relating to the
Reorganization will be borne by J.P. Morgan
Investment Management Inc.  The costs of the
Reorganization shall include, but not be
limited to, costs associated with obtaining
any necessary order of exemption from the
1940 Act, preparing, printing and distributing
the Proxy Statement, legal fees, accounting
fees, securities registration fees, and costs
of holding shareholders meetings.
Notwithstanding any of the foregoing, expenses
will in any event be paid by the party
directly incurring such expenses if and to the
extent that the payment by another person of
such expenses would result in the
disqualification of such party as a regulated
investment company within the meaning of
Section 851 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1	The Successor Trust and the Predecessor
Trust agree that neither party has made any
representation, warranty or covenant, on behalf
of either a Successor Fund or a Predecessor
Fund, respectively, not set forth herein and
that this Agreement constitutes the entire
agreement between the parties.
11.2	The representations, warranties and
covenants contained in this Agreement or in any
document delivered pursuant hereto or in
connection herewith shall survive the
consummation of the transactions contemplated
hereunder.  The covenants to be performed after
the Closing and the obligations of each Successor
Fund in Section 9 shall survive the Closing.
12.	TERMINATION
This Agreement may be terminated and the
transactions contemplated hereby may be abandoned
by resolution of the Board of Trustees of the
Successor Trust or the Board of Trustees of the
Predecessor Trust, at any time prior to the
Closing Date, if circumstances should develop
that, in the opinion of that Board, make
proceeding with the Agreement inadvisable with
respect to a Successor Fund or a Predecessor Fund,
respectively.
13.	AMENDMENTS
This Agreement may be amended, modified or
supplemented in such manner as may be deemed
necessary or advisable by the authorized officers
of Predecessor Trust and the Successor Trust.
14.	NOTICES
Any notice, report, statement or demand required
or permitted by any provisions of this Agreement
shall be in writing and shall be given by
facsimile, electronic delivery (i.e., e-mail)
personal service or prepaid or certified mail
addressed as follows:  if to the Successor Trust
or the Predecessor Trust, at the address set forth
in the preamble to this Agreement, in each case
to the attention of Nina O. Shenker and with a
copy to Sullivan & Cromwell, 125 Broadway, New
York, NY 10004, attn.:  John E. Baumgardner, Jr.
15.	HEADINGS; GOVERNING LAW; SEVERABILITY;
ASSIGNMENT; LIMITATION OF LIABILITY; RULE 145
15.1	The Article and paragraph headings
contained in this Agreement are for reference
purposes only and shall not affect in any way
the meaning or interpretation of this Agreement.
15.2	This Agreement shall be governed by and
construed in accordance with the laws of the
Commonwealth of Massachusetts without regard to
its principles of conflicts of laws.
15.3	This Agreement shall bind and inure to
the benefit of the parties hereto and their
respective successors and assigns, but no
assignment or transfer hereof or of any rights
or obligations hereunder shall be made by any
party without the written consent of the other
party. Nothing herein expressed or implied is
intended or shall be construed to confer upon
or give any person, firm or corporation, other
than the parties hereto and their respective
successors and assigns, any rights or remedies
under or by reason of this Agreement.
15.4	The warranties, representations, and
agreements contained in this Agreement made
by Predecessor Trust, on behalf of each of the
Predecessor Funds, are made on a several (and
not joint, or joint and several) basis.
Similarly, the warranties, representations,
and agreements contained in this Agreement
made by the Successor Trust, on behalf of each
of the Successor Funds, are made on a several
(and not joint, or joint and several) basis.
15.5	Pursuant to Rule 145 under the 1933
Act, the Predecessor Fund will, in connection with the issuance of any Successor Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule
145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
SOLD OR OTHERWISE TRANSFERRED EXCEPT TO SUCCESSOR
FUND OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A
REGISTRATION STATEMENT WITH RESPECT THERETO IS
EFECTIVE UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR (ii) IN THE OPINION OF COUNSEL
REASONABLY SATISFACTORY TO SUCCESSOR FUND, SUCH
REGISTRATION IS NOT REQUIRED;
 and, further, the Predecessor Fund will issue top transfer instructions to its transfer agent with respect to such Predecessor Fund Shares.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or any Vice President.
J.P. MORGAN MUTUAL FUND SERIES, on behalf of each of its series listed in Exhibit A attached hereto


J.P. MORGAN INSTITUTIONAL FUNDS, on behalf of
each of its series listed in Exhibit A attached
hereto
By: _______________________________
Name:
Title:
By: _______________________________
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC.,
with respect to paragraph 10.2 only



By: _______________________________
Name:
Title:

J.P. Morgan Institutional Funds	J.P.
Morgan Mutual Fund Series
Predecessor Funds
	Successor Funds
JPMorgan Bond Fund -- Select, Institutional,
Class A, Class B, Class C and Ultra
JPMorgan Bond Fund -- Select, Institutional,
Class A, Class B, Class C and Ultra
JPMorgan Disciplined Equity Fund -- Select,
Institutional, Class A and Ultra
JPMorgan Disciplined Equity Fund -- Select,
Institutional, Class A and Ultra
JPMorgan Diversified Fund -- Select,
Institutional, Class A, Class B and Class C
JPMorgan Diversified Fund -- Select,
Institutional, Class A, Class B and Class C
JPMorgan Fleming Emerging Markets Equity Fund
-- Select, Institutional, Class A and Class B
JPMorgan Fleming Emerging Markets Equity Fund
-- Select, Institutional, Class A and Class B
JPMorgan Fleming International Opportunities
Fund -- Select, Institutional, Class A and
Class B	JPMorgan Fleming International
Opportunities Fund -- Select, Institutional,
Class A and Class B
JPMorgan Fleming International Value Fund
-- Select, Institutional, Class A and Class B
JPMorgan Fleming International Value Fund
-- Select, Institutional, Class A and Class B
JPMorgan Global Strategic Income Fund --
Select, Institutional, Class A, Class B,
Class C and Class M
JPMorgan Global Strategic Income Fund --
Select, Institutional, Class A, Class B,
Class C and Class M
JPMorgan Short Term Bond Fund --
Select, Institutional and Class A
JPMorgan Short Term Bond Fund --
Select, Institutional and Class A
JPMorgan Tax Aware Short-Intermediate
Income Fund -- Select and Institutional
JPMorgan Tax Aware Short-Intermediate
Income Fund -- Select and Institutional
JPMorgan U.S. Equity Fund -- Select,
Institutional, Class A, Class B, Class C
and Ultra	JPMorgan U.S. Equity Fund
-- Select, Institutional, Class A, Class B,
Class C and Ultra
JPMorgan U.S. Small Company Fund -- Select
and Institutional 	JPMorgan U.S. Small
Company Fund -- Select and Institutional